NEUBERGER BERMAN EQUITY FUNDS
CLASS R3
PLAN PURSUANT TO RULE 12b-1
SCHEDULE A

Class R3 of the following series of Neuberger Berman Equity Funds are subject to this Plan Pursuant to 12b-1, at the fee rates specified:

Series	Distribution Fee (as a Percentage of Average Daily Net Assets of Class R3)
Neuberger Berman Emerging Markets Equity Fund	0.25%
Neuberger Berman Equity Income Fund	0.25%
Neuberger Berman Genesis Fund	0.25%
Neuberger Berman Guardian Fund	0.25%
Neuberger Berman International Equity Fund	0.25%
Neuberger Berman International Fund	0.25%
Neuberger Berman International Large Cap Fund	0.25%
Neuberger Berman Large Cap Disciplined Growth Fund	0.25%
Neuberger Berman Large Cap Value Fund	0.25%
Neuberger Berman Mid Cap Growth Fund	0.25%
Neuberger Berman Mid Cap Intrinsic Value Fund	0.25%
Neuberger Berman Real Estate Fund	0.25%
Neuberger Berman Small Cap Growth Fund	0.25%
Neuberger Berman Socially Responsive Fund	0.25%

Series	Service Fee (as a Percentage of Average Daily Net Assets of Class R3)
Neuberger Berman Emerging Markets Equity Fund	0.25%
Neuberger Berman Equity Income Fund	0.25%
Neuberger Berman Genesis Fund	0.25%
Neuberger Berman Guardian Fund	0.25%
Neuberger Berman International Equity Fund	0.25%
Neuberger Berman International Fund	0.25%
Neuberger Berman International Large Cap Fund	0.25%
Neuberger Berman Large Cap Disciplined Growth Fund	0.25%
Neuberger Berman Large Cap Value Fund	0.25%
Neuberger Berman Mid Cap Growth Fund	0.25%
Neuberger Berman Mid Cap Intrinsic Value Fund	0.25%
Neuberger Berman Real Estate Fund	0.25%
Neuberger Berman Small Cap Growth Fund	0.25%
Neuberger Berman Socially Responsive Fund	0.25%

Date:  December 15, 2012